EXHIBIT (8)(m)(5)

AMENDED SCHEDULE A TO PARTICIPATION AGREEMENT

DATED MAY 1, 2015 (ALLIANCEBERNSTEIN)

Schedule A

to

Participation Agreement

Between

AllianceBernstein L.P.

AllianceBernstein Investments, Inc.

and

Transamerica Capital, Inc.

Transamerica Life Insurance Company

Dated

May 1, 2000

SEPARATE ACCOUNT, POLICY/CONTRACTS, FUNDS

EFFECTIVE AS OF MAY 1, 2015

SEPARATE ACCOUNT

Retirement Builder Variable Annuity Account

Separate Account VA-6

Separate Account VA-7

Separate Account VA-8

Separate Account VA B

PFL Corporate Account One

Transamerica Corporate Separate Account Sixteen

Separate Account VUL-1

Separate Account VUL-2

Separate Account VUL-4

Separate Account VUL-5

Separate Account VUL-6

POLICY/CONTRACT

Retirement Income Builder IV

Portfolio Select Variable AnnuitySM

The Atlas Portfolio Builder Variable Annuity

Transamerica Access Variable Annuity

Transamerica Bounty® Variable Annuity

Transamerica Catalyst® Variable Annuity

Transamerica Classic® Variable Annuity

Transmark Optimum Choice® Variable Annuity

Transamerica Variable Annuity Series

Transamerica Variable Annuity O-Share

Partners Variable Annuity Series

MEMBERS® Variable Annuity Series

Transamerica AxiomSM II

Transamerica Advisor EliteSM II

Transamerica LandmarkSM Variable annuity

Transamerica FreedomSM Variable Annuity

Transamerica ExtraSM Variable Annuity

Transamerica LibertySM Variable Annuity

Transamerica AxiomSM Variable Annuity

MEMBERS® LandmarkSM Variable Annuity

MEMBERS® FreedomSM Variable Annuity

MEMBERS® ExtraSM Variable Annuity

MEMBERS® LibertySM Variable Annuity

Transamerica Advisor EliteSM Variable Annuity

Transamerica PrincipiumSM Variable Annuity

Advantage V Variable Adjustable Life Policy

Advantage VI Variable Adjustable Life Policy

Advantage X Variable Adjustable Life Policy

Transamerica Tribute

Transamerica Lineage

TransSurvivor

TransUltra

TransAccumulator

FUND

AB Balanced Wealth Strategy Portfolio – Classes A and B

AB Global Thematic Growth Portfolio – Classes A and B

AB Growth Portfolio – Classes A and B

AB Growth and Income Portfolio – Classes A and B

AB Intermediate Bond Portfolio – Classes A and B

AB International Growth Portfolio – Classes A and B

AB International Value Portfolio – Classes A and B

AB Large Cap Growth Portfolio – Classes A and B

AB Real Estate Investment Portfolio – Classes A and B

AB Small Cap Growth Portfolio – Classes A and B

AB Small-Mid Cap Value Portfolio – Classes A and B

AB VPS Value Portfolio – Classes A and B

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